Charis Balance Sheet 2024
ASSETS
 Current Assets
 Bank Accounts
 Bank Savings Account 0.00
 Business Checking, SQ 3,202.87
 BUSINESS Savings-SQ 1,783.72
 Total Bank Accounts $4,986.59
 Accounts Receivable
 Accounts Receivable (A/R) 0.00
 Total Accounts Receivable $0.00
 Other Current Assets
 Inventory 14,180.68
 Investments - Stash Account 193.87
 Startup Costs 0.00
 Undeposited Funds 0.00
 Total Other Current Assets $14,374.55
 Total Current Assets $19,361.14
 Fixed Assets
 Accumulated Depreciation-Fixed-60,509.80
 Leasehold Improvements-Building 3,670.86
 Office Furniture & Equipment 5,576.71
 Tasting Room Equipment 4,844.34
 Truck 38,566.52
 Winery Equipment 56,925.98
 Total Fixed Assets $49,074.61
 TOTAL ASSETS $68,435.75

 LIABILITIES AND EQUITY
 Liabilities
 Current Liabilities
 Other Current Liabilities
 Headway Capital Line of Credit 1,197.68
 Honeycomb Loan Payable 27,318.54
 Notes Payable Citz 11,167.01
 Tips 18.45
 Total Other Current Liabilities $39,701.68
 Total Current Liabilities $39,701.68
 Long-Term Liabilities
 Notes Payable SBA 20,643.94
 Total Long-Term Liabilities $20,643.94
 Total Liabilities $60,345.62

 Equity
 Capital Stock 39,785.02
 Opening Balance Equity 10.06
 Owner Contributions 108,904.76
 Owner Withdraws- Distributions-102,190.74
 Retained Earnings-23,812.68
 Net Income-14,606.29
 Total Equity $8,090.13
 TOTAL LIABILITIES AND EQUITY $68,435.75

Charis Balance Sheet 2023
 ASSETS
 Current Assets
 Bank Accounts
 Bank Savings Account 49.78
 Business Checking, SQ 2,378.98
 BUSINESS Savings-SQ 10.06
 Total Bank Accounts $2,438.82
 Accounts Receivable
 Accounts Receivable (A/R) 0.00
 Total Accounts Receivable $0.00
 Other Current Assets
 Inventory 14,180.68
 Investments - Stash Account 193.87
 Startup Costs 0.00
 Total Other Current Assets $14,374.55
 Total Current Assets $16,813.37
 Fixed Assets
 Accumulated Depreciation-Fixed-60,509.80
 Leasehold Improvements-Building 3,670.86
 Office Furniture & Equipment 5,576.71
 Tasting Room Equipment 4,844.34
 Truck 38,566.52
 Winery Equipment 56,925.98
 Total Fixed Assets $49,074.61
 TOTAL ASSETS $65,887.98

 LIABILITIES AND EQUITY
 Liabilities
 Current Liabilities
 Other Current Liabilities
 Headway Capital Line of Credit 9,123.67
 Notes Payable Citz 13,600.54
 Total Other Current Liabilities $22,724.21
 Total Current Liabilities $22,724.21
 Long-Term Liabilities
 Notes Payable SBA 22,733.94
 Total Long-Term Liabilities $22,733.94
 Total Liabilities $45,458.15

 Equity
 Capital Stock 39,785.02
 Opening Balance Equity 10.06
 Owner Contributions 101,914.76
 Owner Withdraws- Distributions-97,467.33
 Retained Earnings-4,110.65
 Net Income-19,702.03
 Total Equity $20,429.83
 TOTAL LIABILITIES AND EQUITY $65,887.98